Exhibit 99.1

News Release

For Immediate Release

Jackson Hewitt Reports Fiscal 2010 Annual Results

2010 Fiscal Year Adjusted Diluted Earnings Per Share of $0.26

PARSIPPANY, NJ – July 14, 2010 – Jackson Hewitt Tax Service Inc. (“Jackson Hewitt”) (NYSE: JTX), today reported results for the 2010 fiscal year ended April 30, 2010. Jackson Hewitt reported a net loss of $272.3 million, or $9.52 per basic and diluted share for the 2010 fiscal year, versus net income of $19.5 million, or $0.68 per basic and diluted share for the 2009 fiscal year. On an adjusted basis, Jackson Hewitt’s net income in the 2010 fiscal year was $7.5 million, or $0.26 per basic and diluted share, versus adjusted net income of $29.0 million, or $1.02 per basic and diluted share for the 2009 fiscal year. Jackson Hewitt’s 2010 fiscal year reported results reflect the impact of a non-cash goodwill impairment charge of $274.1 million, and a non-cash tax valuation charge of $11.5 million. A schedule entitled Adjusted Results of Operations, which reconciles the reported and adjusted results, accompanies this earnings release.

“The 2010 tax season was a challenging one for Jackson Hewitt, as the loss of 50% of our refund anticipation loan (“RAL”) product created an impediment that we could not fully overcome,” said Harry W. Buckley, Jackson Hewitt’s president and chief executive officer. “Despite the solid efforts of our dedicated employees and franchisees and cost control measures implemented during the year, the RAL issue, coupled with a soft economy, high unemployment and increased competition, resulted in a year of declining tax returns prepared, revenues and earnings.”

“The 2010 fiscal year is behind us and we are squarely focused on the future,” continued Buckley. “We have already completed a new Strategic Plan aimed at improving our operating and financial performance beginning in 2011. Over the past couple of months, representatives from our franchise community, along with Jackson Hewitt corporate staff and field operations personnel, have worked diligently and collaboratively to develop our plan. The plan spells out several critical must have actions for the 2011 tax season, including reduced costs, resolution of our RAL product issue and the completion of a new franchise agreement renewal program, as well as several foundational and growth initiatives that can drive enhanced operational and financial performance in this upcoming tax season. Consistent with our plan, we began the 2011 fiscal year in May by announcing an organizational restructuring, which will incrementally reduce our 2011 fiscal year pre-tax expenses by approximately $5 million, while increasing our overall efficiency and accountability.”

“Underpinning all that we do going forward will be a continued emphasis on overall client satisfaction. Specifically, that emphasis will be on delivering the products, services and value that will improve client retention and attract new clients to the Jackson Hewitt brand,” concluded Buckley.

3 Sylvan Way, Parsippany, New Jersey 07054 Phone: 973.630.0821 Fax: 973.630.0812

www.jacksonhewitt.com

2010 Full Year Consolidated Results

Total reported revenues for the 2010 fiscal year were $213.8 million, consistent with previous guidance and versus $248.3 million for the 2009 full year. The 13.9% revenue decline resulted from a lower number of tax returns prepared and reduced financial product fees in connection with the limited RAL program, offset in part by slightly higher average revenue per return.

As previously reported, Jackson Hewitt’s national network of franchised and company-owned offices prepared 2.530 million tax returns in 2010, a decline of 14.4% compared to 2.955 million tax returns prepared in the prior fiscal year. Average revenues per tax return across all of Jackson Hewitt’s operations were $208.14, reflecting a year-over-year increase of 1.0%. The network facilitated 2.191 million financial products, a decrease of 20.3% versus the prior year, primarily as a result of the smaller RAL program. Financial products facilitated include refund anticipation loans, assisted refunds and Gold Guarantee® products.

Royalties and Marketing and Advertising revenues for the 2010 fiscal year were $89.0 million, versus $104.6 million in the 2009 fiscal year, due primarily to the decline in tax returns prepared by franchisees in connection with the RAL program issue, slightly offset by higher average revenue per return. Financial product fees for the 2010 fiscal year were $46.3 million, versus $59.9 million in the prior year, a decline of 22.6%, which resulted from lower aggregate economics with Santa Barbara Tax Products Group, given that they were not providing the RAL product, and the effect of somewhat lower overall negotiated economics with our bank product providers in 2010.

Other revenues were $5.1 million in the 2010 fiscal year, down from $6.2 million a year ago due to lower revenues from the sales of new territories and lower electronic filing fees resulting from the decline in the number of tax returns prepared. Service revenues from company-owned office operations were $73.3 million in 2010, versus $77.7 million in 2009, due primarily to the loss of 50% of the RAL program and its impact on the number of tax returns prepared.

Total reported expenses for the 2010 fiscal year were $465.6 million, including the effect of a 2010 third quarter non-cash goodwill impairment charge of $274.1 million, and compared to total reported expenses of $202.4 million in the 2009 fiscal year. Excluding the expense related adjustments detailed in the Adjusted Results of Operations schedule in the attached financial tables, total expenses would have been $181.1 million in fiscal 2010, versus $186.3 million in the 2009 fiscal year, a decline of $5.2 million, or 2.8%. The year-over-year decline in adjusted expenses resulted from a reduced overall headcount, as well as improved expense controls in both marketing and company-owned operations.

Total debt outstanding at year-end was $274 million. Under Jackson Hewitt’s Amended and Restated Credit Facility, debt now consists of a $200 million term loan, a $70 million non-revolving credit commitment and a $105 million revolving credit facility, which had $4 million drawn down at April 30, 2010. This facility has monthly borrowing limits, which generally track off season cash funding requirements. The entire $105 million revolving credit facility will be available to us by January 2011. The complete Amendment was filed with the Securities and Exchange Commission on May 3, 2010 as an 8-K attachment.

Consolidated 2010 Fiscal Year Metrics: RAL Markets Versus Non-RAL Markets

In Jackson Hewitt markets where the RAL product was available, total tax returns prepared in 2010 were down 8% in the 2010 tax season, and customer retention improved by approximately 1 percentage point to approximately 58%, versus last year. Correspondingly, in Jackson Hewitt markets where the RAL product was unavailable, total tax returns prepared were down 21% in the 2010 tax season, and customer retention declined by over 5 percentage points to approximately 51%, versus the prior year, reflecting the uneven competitive landscape with respect to RALs.

2010 Fourth Quarter Consolidated Results

For the 2010 fourth quarter, total revenues were $125.6 million, versus $141.2 million in the 2009 fourth quarter, reflecting a decline of 11.0% due primarily to the loss of 50% of the RAL program and its resulting reduction in the number of tax returns prepared versus last year’s fourth quarter, offset in part by increased revenues per tax return.

The 2010 fourth quarter reported net income was $48.1 million, reflecting reported diluted earnings per share (“EPS”) of $1.67, versus reported net income of $41.3 million and reported diluted EPS of $1.45 in the 2009 fourth quarter. On an adjusted basis, the 2010 fourth quarter diluted EPS were $1.14, versus $1.69 in the 2009 fourth quarter, as reflected in attached schedule entitled Adjusted Results of Operations.

Franchise Operations

Franchise operations revenues for the 2010 fiscal year were $140.4 million, versus $170.7 million in the prior year. The 17.8% revenue decline resulted primarily from the limited RAL program and its resulting effect on the number of tax returns prepared, which declined 15.4%, offset in part by increased revenues per tax return versus the prior year. Royalty revenues decreased by $10.8 million to $61.8 million and Marketing and Advertising revenues decreased by $4.8 million to $27.2 million. The average royalty, marketing and advertising rate was 19.63% in the 2010 fiscal year, versus 19.65% in the prior year.

Financial product fees were $46.3 million, versus $59.9 million in the prior year, reflecting decreased financial product counts resulting from the limited RAL program, as well as the aforementioned lower revenue associated with products offered through Santa Barbara Tax Products Group, given their inability to provide RALs, and the effect of somewhat lower overall negotiated economics with our bank product providers in 2010.

Other revenues declined by $1.1 million, to $5.1 million in fiscal 2010, reflecting lower fees generated from the sale of territories during the year, as well as reduced electronic filing fees collected from franchisees given the fewer number of tax returns prepared. In the 2010 fiscal year, Jackson Hewitt recorded sales of 164 new territories, versus 70 new territory sales in the same period a year ago. The majority of new territory sales in 2010 was related to Jackson Hewitt’s Walmart expansion activities and was completed under a special lower cost incentive program. Territory sales are reported in the “Other” revenue line item.

Cost of franchise operations expenses were $37.8 million in fiscal 2010, versus $35.1 million in the prior year. Marketing and advertising expenses were $28.4 million, versus $36.6 million in the prior year. The 2010 fiscal year loss before income taxes was $160.8 million, including the effect of a 2010 third quarter $223.7 million goodwill impairment charge, as compared to income before income taxes of $86.8 million in the 2009 fiscal year. Excluding the effect of expenses reflected in the attached schedule entitled Adjusted Results of Operations, the franchise operations income before income taxes in the 2010 fiscal year would have been $63.5 million, versus adjusted income before income taxes of $92.3 million in the 2009 fiscal year.

Company-Owned Office Operations

Service revenues from company-owned office operations were $73.3 million in the 2010 fiscal year, a decline of $4.3 million, or 5.6%, versus the prior year. This revenue decline resulted primarily from the limited RAL program, which further resulted in a 7.6% year-over-year reduction in the number of tax returns prepared, offset in part by increased revenues per tax return versus the prior year. Total reported expenses in the company-owned office operations were $121.9 million, including a 2010 third quarter pre-tax goodwill impairment charge of $50.4 million, versus total reported expenses of $84.6 million in the 2009 fiscal year. Loss before income taxes for the 2010 fiscal year was $48.6 million, including the effect of the goodwill impairment charge, versus a loss of $6.9 million in the 2009 fiscal year. Excluding the effect of expenses reflected in the attached schedule entitled Adjusted Results of Operations, the company-owned office operations income before income taxes in the 2010 fiscal year would have been $2.8 million, versus adjusted income before income taxes of $0.7 million in the 2009 fiscal year.

Corporate and Other

Reported loss before income taxes was $62.0 million in fiscal 2010, versus a loss of $46.9 million in the 2009 fiscal year. The increased 2010 fiscal year reported corporate and other loss included $2.6 million of non-recurring expenses incurred in connection with certain corporate advisory fees and our efforts to find alternative RAL funding prior to the 2010 tax season, as well as increased non-recurring employee termination and related expenses of $4.3 million, and increased interest expense of $7.6 million, versus the prior year. Excluding the effect of expenses reflected in the attached schedule entitled Adjusted Results of Operations, the corporate and other loss before income taxes in the 2010 fiscal year would have been $53.3 million, versus an adjusted loss before income taxes of $44.0 million in the 2009 fiscal year.

Analyst Conference Call

Harry Buckley, president and chief executive officer, and Dan O’Brien, executive vice president and chief financial officer, will host an analyst conference call today, Wednesday, July 14, 2010, at 8:30 a.m. (EDT), to discuss the results from the 2010 fiscal year and initiatives already underway for next tax season. Please visit the investor relations tab of Jackson Hewitt’s website, www.jacksonhewitt.com, at least 10 minutes prior to the beginning of the call in order to access the webcast. If you are unable to listen to the live webcast, a replay will be available on this website.

About Jackson Hewitt Tax Service Inc.

Jackson Hewitt Tax Service Inc. (NYSE: JTX), with more than 6,400 franchised and company-owned offices throughout the United States in the 2010 tax season, is an industry leader providing full service individual federal and state income tax return preparation. Most offices are independently owned and operated. Jackson Hewitt also offers Jackson Hewitt® Online, an online tax preparation product available at www.jacksonhewittonline.com. The company is based in Parsippany, New Jersey. More information may be obtained at www.jacksonhewitt.com. To locate the Jackson Hewitt Tax Service® office nearest to you, call 1-800-234-1040.

Forward-Looking Statements

This press release contains statements, including, without limitation, those statements related to Jackson Hewitt’s resolution of its RAL funding issue and the completion of a new franchise agreement renewal program, which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Because these forward-looking statements involve risks and uncertainties, actual results may differ materially from those expressed or implied in the forward-looking statements due to a number of factors, including but not limited to: Jackson Hewitt’s ability to execute on Jackson Hewitt’s strategic plan and reverse Jackson Hewitt’s declining profitability, improve Jackson Hewitt’s distribution system; government legislation and regulation of the tax return preparation industry and related financial products, including refund anticipation loans, and the failure by us, or the financial institutions which provide financial products to Jackson Hewitt’s customers, to comply with such legal and regulatory requirements; the success of Jackson Hewitt’s franchised offices; Jackson Hewitt’s customers’ ability to obtain financial products through Jackson Hewitt’s tax return preparation offices; changes in Jackson Hewitt’s relationship with Wal-Mart or other large retailers and shopping malls that could affect Jackson Hewitt’s growth and profitability; Jackson Hewitt’s compliance with credit facility covenants; compliance with the NYSE’s continued listing standards; Jackson Hewitt’s ability to continue to operate as a going concern; Jackson Hewitt’s ability to reduce Jackson Hewitt’s cost structure; Jackson Hewitt’s ability to successfully attract and retain key personnel; government initiatives that simplify tax return preparation or reduce the need for a third party tax return preparer, improve the timing and efficiency of processing tax returns or decrease the number of tax returns filed; delays in the passage of tax laws and their implementation; Jackson Hewitt’s responsibility to third parties, regulators or courts for the acts of, or failures to act by, Jackson Hewitt’s franchisees or their employees; the effectiveness of Jackson Hewitt’s tax return preparation compliance program; increased regulation of tax return preparers; Jackson Hewitt’s exposure to litigation; the failure of Jackson Hewitt’s insurance to cover all the risks associated with Jackson Hewitt’s business; Jackson Hewitt’s ability to protect Jackson Hewitt’s customers’ personal and financial information; the effectiveness of Jackson Hewitt’s marketing and advertising programs and franchisee support of these programs; disruptions in Jackson Hewitt’s relationships with Jackson Hewitt’s franchisees; changes in Jackson Hewitt’s relationships with financial product providers that could reduce the revenues we derive from Jackson Hewitt’s agreements with these financial institutions as well as affect;; the seasonality of Jackson Hewitt’s business and its effect on Jackson Hewitt’s stock price; competition from tax return preparation service providers, volunteer organizations and the government; Jackson Hewitt’s reliance on technology systems and electronic communications to perform the core functions of Jackson Hewitt’s business; Jackson Hewitt’s ability to protect Jackson Hewitt’s intellectual property rights or defend against any third party allegations of infringement by us; Jackson Hewitt’s reliance on cash flow from subsidiaries; Jackson Hewitt’s exposure to increases in prevailing market interest rates; Jackson Hewitt’s quarterly results not being indicative of Jackson Hewitt’s performance as a result of tax season being relatively short and straddling two quarters; certain provisions that may hinder, delay or prevent third party takeovers; Jackson Hewitt’s ability to maintain an effective system of internal controls; impairment charges related to goodwill; the credit market crisis; and the effect of market conditions, general conditions in the tax return preparation industry or general economic conditions.

Additional information concerning these and other risks that could impact Jackson Hewitt’s business can be found in Jackson Hewitt’s Annual Report on Form 10- K for the fiscal year ended April 30, 2009, and other public filings with the Securities and Exchange Commission (“SEC”). Copies are available from the SEC or Jackson Hewitt’s website. Jackson Hewitt assumes no obligation, and Jackson Hewitt expressly disclaims any obligation, to update or alter any forward-looking statements.

Investor Relations and Media Relations Contact:

David G. Weselcouch

Vice President, Treasury and Investor Relations

973-630-0809

# # #

JACKSON HEWITT TAX SERVICE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Fiscal Year Ended
	April 30,		April 30,
	2010	2009	2010	2009
Revenues
Franchise operations revenues:
Royalty	$35,973	$41,674	$61,792	$72,567
Marketing and advertising	15,825	18,341	27,198	31,994
Financial product fees	28,173	33,615	46,323	59,871
Other	2,643	2,603	5,127	6,227
Service revenues from company-owned office operations	42,969	44,942	73,322	77,662

Total revenues	125,583	141,175	213,762	248,321

Expenses
Cost of franchise operations	14,524	10,126	37,822	35,059
Marketing and advertising	12,814	13,689	34,761	43,828
Cost of company-owned office operations	25,739	30,854	57,769	68,681
Selling, general and administrative	11,097	11,038	46,898	41,618
Goodwill Impairment	—	—	274,150	—
Depreciation and amortization	3,617	3,505	14,177	13,194

Total expenses	67,791	69,212	465,577	202,380

Income (loss) from operations	57,792	71,963	(251,815)	45,941
Other income/(expense):
Interest and other income	690	452	2,612	1,686
Interest expense	(5,951)	(3,155)	(22,213)	(14,577)
Write-off of deferred financing costs	—	(135)	—	(135)

Income (loss) before income taxes	52,531	69,125	(271,416)	32,915
Provision for income taxes	4,447	27,822	843	13,451

Net income (loss)	$48,084	$41,303	$(272,259)	$19,464

Earnings (Loss) per share:
Basic	$1.68	$1.45	$(9.52)	$0.68

Diluted	$1.67	$1.45	$(9.52)	$0.68

Weighted average shares outstanding:
Basic	28,653	28,502	28,607	28,484

Diluted	28,734	28,570	28,607	28,519

JACKSON HEWITT TAX SERVICE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands, except per share amounts)

	As of	As of
	April 30, 2010	April 30, 2009
Assets
Current assets:
Cash and cash equivalents	$10,846	$306
Accounts receivable, net of allowance for doubtful accounts of $4,910 and $1,869, respectively	24,161	24,272
Notes receivable, net	5,827	6,569
Restricted cash	1,195	—
Prepaid expenses and other	17,447	14,195
Deferred income taxes	2,049	5,601

Total current assets	61,525	50,943
Property and equipment, net	24,575	27,685
Goodwill	148,873	418,674
Other intangible assets, net	87,125	87,324
Notes receivable, net	3,282	4,146
Other non-current assets, net	21,044	19,436

Total assets	$346,424	$608,208

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$16,519	33,693
Current portion of long-term debt	30,000	—
Income taxes payable	41,056	48,305
Deferred revenues	7,440	10,370

Total current liabilities	95,015	92,368
Long-term debt	244,000	232,000
Deferred income taxes	19,128	23,589
Other non-current liabilities	13,416	16,587

Total liabilities	371,559	364,544

Stockholders’ equity (deficit):
Common stock, par value $0.01; Authorized: 200,000,000 shares; Issued: 39,508,562 and 39,290,418 shares, respectively	395	393
Additional paid-in capital	390,400	388,136
Retained (deficit) earnings	(110,271)	161,988
Accumulated other comprehensive loss	(2,801)	(4,178)
Less: Treasury stock, at cost: 10,746,683 and 10,527,879 shares, respectively	(302,858)	(302,675)

Total stockholders’ (deficit) equity	(25,135)	243,664

Total liabilities and stockholders’ (deficit) equity	$346,424	$608,208

JACKSON HEWITT TAX SERVICE INC.

CONDENSED FRANCHISE RESULTS OF OPERATIONS

(Unaudited)

(In thousands)

	Three Months Ended		Fiscal Year Ended
	April 30,		April 30,
	2010	2009	2010	2009
Revenues
Royalty	$35,973	$41,674	$61,792	$72,567
Marketing and advertising	15,825	18,341	27,198	31,994
Financial product fees	28,173	33,615	46,323	59,871
Other	2,643	2,603	5,127	6,227

Total revenues	82,614	96,233	140,440	170,659

Expenses
Cost of operations	14,524	10,126	37,822	35,059
Marketing and advertising	9,168	9,686	28,448	36,590
Selling, general and administrative	968	1,871	3,695	4,862
Goodwill impairment	—	—	223,734	—
Depreciation and amortization	2,566	2,289	10,051	8,896

Total expenses	27,226	23,972	303,750	85,407

Income (loss) from operations	55,388	72,261	(163,310)	85,252
Other income/(expense):
Interest and other income	691	386	2,491	1,516

Income (loss) before income taxes	$56,079	$72,647	$(160,819)	$86,768

JACKSON HEWITT TAX SERVICE INC.

CONDENSED COMPANY-OWNED OFFICE RESULTS OF OPERATIONS

(Unaudited)

(In thousands)

	Three Months Ended		Fiscal Year Ended
	April 30,		April 30,
	2010	2009	2010	2009
Revenues
Service revenues from operations	$42,969	$44,942	$73,322	$77,662

Expenses
Cost of operations	25,739	30,854	57,769	68,681
Marketing and advertising	3,646	4,003	6,313	7,238
Selling, general and administrative	968	1,071	3,297	4,364
Goodwill impairment	—	—	50,416	—
Depreciation and amortization	1,051	1,216	4,126	4,298

Total expenses	31,404	37,144	121,921	84,581

Income (loss) from operations	11,565	7,798	(48,599)	(6,919)

Income (loss) before income taxes	$11,565	$7,798	$(48,599)	$(6,919)

JACKSON HEWITT TAX SERVICE INC.

CONDENSED CORPORATE AND OTHER

(Unaudited)

(In thousands)

	Three Months Ended		Fiscal Year Ended
	April 30,		April 30,
	2010	2009	2010	2009
Expenses (a)
General and administrative	$5,214	$7,186	$28,614	$26,663
Insurance settlement	—		—	(1,500)
Litigation matter	264	—	839	2,833
Employee terminations and related expenses	458	134	5,210	957
Corporate advisory and professional services / RAL funding costs	2,626	—	2,626	—
Share-based compensation	599	776	2,617	3,439

Total expenses	9,161	8,096	39,906	32,392

Loss from operations	(9,161)	(8,096)	(39,906)	(32,392)
Other income/(expense):
Interest and other income	(1)	66	121	170
Interest expense	(5,951)	(3,155)	(22,213)	(14,577)
Write-off of deferred financing costs	—	(135)	—	(135)

Loss before income taxes	$(15,113)	$(11,320)	$(61,998)	$(46,934)

(a)	Included in selling, general and administrative in the Condensed Consolidated Statements of Operations.

JACKSON HEWITT TAX SERVICE INC.

SELECTED KEY OPERATING STATISTICS

(Unaudited)

Operating Statistics:

	Three Months Ended		Fiscal Year Ended
	April 30,		April 30,
	2010	2009	2010	2009
Offices:
Franchise operations	5,431	5,610	5,431	5,610
Company-owned office operations	976	974	976	974

Total offices—system	6,407	6,584	6,407	6,584

Tax returns prepared (in thousands):
Franchise operations	1,351	1,555	2,176	2,572
Company-owned office operations	220	236	354	383

Total tax returns prepared—system	1,571	1,791	2,530	2,955

Average revenues per tax return prepared:
Franchise operations (1)	$195.26	$195.49	$208.27	$206.65

Company-owned office operations (2)	$194.76	$190.40	$207.32	$202.90

Average revenues per tax return prepared—system	$195.19	$194.82	$208.14	$206.17

Financial products (in thousands) (3)	1,321	1,721	2,191	2,749

Average financial product fees per financial product (4)	$19.91	$19.53	$19.48	$21.78

Notes:

(1)	Calculated as total revenues earned by the Company’s franchisees, which does not represent revenues earned by the Company, divided by the number of tax returns prepared by the Company’s franchisees (see calculation below). The Company earns royalty and marketing and advertising revenues, which represent a percentage of the revenues received by the Company’s franchisees.

(2)	Calculated as tax preparation revenues and related fees earned by company-owned offices (as reflected in the Consolidated Statements of Operations) divided by the number of tax returns prepared by company-owned offices.

(3)	Consists of refund anticipation loans (RALs), assisted refunds (ARs) and Gold Guarantee® (GG) products.

(4)	Calculated as revenues earned from RALs, ARs and GG financial product fees (included in financial product fees as reflected in the Consolidated Statements of Operations) divided by the number of such financial products.

Calculation of average revenues per tax return prepared in Franchise Operations:

	Three Months Ended		Fiscal Year Ended
	April 30,		April 30,
(dollars in thousands, except per tax return prepared data)	2010	2009	2010	2009
Total revenues earned by the Company’s franchisees (A)	$263,736	$304,051	$453,292	$531,605

Average royalty rate (B)	13.64%	13.71%	13.63%	13.65%
Marketing and advertising rate (C)	6.00%	6.00%	6.00%	6.00%

Combined royalty and marketing and advertising rate (B plus C)	19.64%	19.71%	19.63%	19.65%

Royalty revenues (A times B)	$35,974	$41,679	$61,792	$72,573
Marketing and advertising revenues (A times C)	15,824	18,343	27,198	31,997

Total royalty and marketing and advertising revenues	$51,798	$60,022	$88,990	$104,570

Number of tax returns prepared by the Company’s franchisees (D)	1,351	1,555	2,176	2,572

Average revenues per tax return prepared by the Company’s franchisees (A divided by D)	$195.26	$195.49	$208.27	$206.65

Amounts	may not recalculate precisely due to rounding differences.

JACKSON HEWITT TAX SERVICE INC.

CONDENSED ADJUSTED RESULTS OF OPERATIONS

(unaudited)

(dollars in thousands, except per share amounts)

	Three Months Ended		Fiscal Year Ended
	April 30,		April 30,
	2010	2009	2010	2009
Net income (loss), as reported	$48,084	$41,303	$(272,259)	$19,464
Goodwill Impairment	—	—	274,150	—
Insurance settlement	—	—		(1,500)
Lease termination and related expenses	571	5,166	740	6,841
Litigation related matter	264	—	839	2,833
Employee terminations and related expenses	1,009	1,743	6,097	3,351
April 2009 provision for uncollectible franchisee receivables	—	3,899	—	3,899
Development advance note life-to-date true-up of amortization	—	570	—	570
Write-off deferred financing costs	—	135	—	135
Corporate advisory & professional services / RAL funding costs	1,106	42	2,626	42
Deferred tax valuation allowance	1,584	—	11,493	—
Adjustment to income taxes (a)	(19,997)	(4,651)	(16,214)	(6,609)

Net income (loss), as adjusted	$32,621	$48,207	$7,472	$29,026

Earnings (loss) per share, as reported
Basic	$1.68	$1.45	$(9.52)	$0.68

Diluted	$1.67	$1.45	$(9.52)	$0.68

Earnings (loss) per share, as adjusted
Basic	$1.14	$1.69	$0.26	$1.02

Diluted	$1.14	$1.69	$0.26	$1.02

A “non-GAAP financial measure” is defined as a numerical measure of a company’s performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”) in the United States of America. In the schedule presented above, the Company has included a comparison of such non-GAAP financial measures to the most directly comparable GAAP financial measures. Management believes the above presentation of net income (loss) and earnings (loss) per share on an “as adjusted” basis, which are non-GAAP financial measures, is necessary to reflect the impact of expenses incurred in connection with the transactions noted above in order to help investors compare, on an equivalent basis, the Company’s financial results for the current periods presented to its financial results for the same periods presented last year.

(a)	Represents an adjustment to normalize the effective tax rate by adding back the non-GAAP charges noted above to determine the adjusted pre-tax income and excluding the valuation allowance on deferred tax assets as well as reversing the provision for taxes presented on an as-reported basis. Management believes that excluding these non-GAAP charges, particularly the non-deductible goodwill impairment, and applying an effective tax rate that would be more relevant to the ongoing operations without such items is informative in comparing such results with the Company’s GAAP financial measures. For the three months and fiscal year ended April 30, 2010, the effective tax rate on a normalized basis was determined to be 41.2% and 42.7%, respectfully.

# # #